SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 3, 2004

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

 6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

 (Address of principal executive offices) (Zip Code)

(301) 315-9040

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 7, 2004, Mobilepro Corp. ("Mobilepro") announced that it had entered into a definitive Loan Purchase Agreement and Transfer and Assignment of Shares ("Purchase Agreement") to acquire 100% of the senior secured debt of Davel Communications, Inc. ("Davel"), as well as approximately 95% of Davel’s issued and outstanding common stock. The transaction has been approved by our board of directors and the board of directors of Davel. The closing of the transaction is subject to regulatory approval and customary closing conditions.

Upon completion of the acquisition, Mobilepro will pay cash consideration of $15,000,000 and issue warrants to purchase 5,000,000 shares of Mobilepro common stock, which warrants have an exercise price of $0.30 per share.

A copy of the Purchase Agreement and the press release announcing the signing of the definitive agreement are attached as exhibits under Item 9.01(c) of this report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits Furnished

2.1	Loan Purchase Agreement, dated September 3, 2004.
99.1	Press Release, dated September 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright

Jay O. Wright President and Chief Executive Officer MOBILEPRO CORP.

Date: September 9, 2004